UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2006

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360

Redwood Shores, California 94065

(Address of principal executive offices, including zip code)

(650) 610-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1               Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

Amendment to Employee Stock Purchase Plan

On July 19, 2006, the Compensation Committee of the Board of Directors of Avistar Communications Corp. approved amendments to Avistar’s 2000 Employee Stock Purchase Plan to (i) change the Offering Periods under the plan from approximately 24 months to approximately six months, commencing on the first trading day on or after February 1 and August 1 of each year, and (ii) eliminate the section of the plan that provided for automatic withdrawal and re-enrollment in the event that the fair market value of the common stock on any exercise date was lower than the fair market value of the common stock on the enrollment date of the same Offering Period.

Item 2.02.              Results of Operations and Financial Condition

On July 20, 2006, Avistar Communications Corporation issued a press release discussing its financial performance for the second quarter of 2006.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.              Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig
Chief Financial Officer

Date:  July 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 20, 2006